 As Filed with the Securities and Exchange Commission on April 11, 2025

Registration No. 333-283088

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOLITIONRX LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware	91-1949078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

+1 (646) 650-1351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agents and Corporations, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware 19801

+1 (800) 759-2248

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc G. Alcser, Esq.

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

+1 (949) 725-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Pre-Effective Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-283088) originally filed by the registrant on November 8, 2024 (the “Registration Statement”) solely for the purpose of (i) updating the Filing Fee Table to reflect the revised amount of remaining unsold securities to be included on the Registration Statement pursuant to Rule 415(a)(6) that were registered on a previously filed registration statement and the resulting fee offsets, and (ii) to file an updated consent of Sadler, Gibb and Associates, LLC, the registrant’s independent registered public accounting firm. Accordingly, this Pre-Effective Amendment consists only of the facing page, this Explanatory Note, the amended Exhibit Index, and the signature pages. The remainder of the Registration Statement remains unchanged.

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Item 16. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement.
3.1	Second Amended and Restated Certificate of Incorporation, as amended and currently in effect.	S-8	333-280974	4.2	7/24/24
3.2	Amended and Restated Bylaws, as amended and currently in effect.	10-Q	001-36833	3.2	5/13/24
4.1	Specimen Common Stock Certificate.	10-SB	000-30402	3(A)	12/6/99
4.2*	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.3*	Form of Unit Agreement.
5.1**	Opinion of Stradling Yocca Carlson & Rauth LLP.
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2**	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page to the initial filing of this registration statement).
107	Filing Fee Table.					X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference, if applicable.

**	Previously Filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubai, United Arab Emirates, on April 11, 2025.

VOLITIONRX LIMITED

By:	/s/ Cameron Reynolds
Cameron Reynolds
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cameron Reynolds	President, Chief Executive Officer and Director	April 11, 2025
Cameron Reynolds	(Principal Executive Officer)

/s/ Terig Hughes	Chief Financial Officer and Treasurer	April 11, 2025
Terig Hughes	(Principal Financial and Accounting Officer)

/s/ Rodney Gerard Rootsaert	Secretary	April 11, 2025
Rodney Gerard Rootsaert

*	Director	April 11, 2025
Guy Innes

*	Director	April 11, 2025
Dr. Alan Colman

*	Director	April 11, 2025
Dr. Phillip Barnes

*	Director	April 11, 2025
Kim Nguyen

*	Director	April 11, 2025
Mickie Henshall

*	Director	April 11, 2025
Dr. Ethel Rubin

*	Director	April 11, 2025
Timothy Still

* By: /s/ Cameron Reynolds	Attorney-in-fact	April 11, 2025
Cameron Reynolds

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